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Exhibit 5.1

[SIDLEY AUSTIN LLP LETTERHEAD]

November 26, 2008

Edwards Lifesciences Corporation
One Edwards Way
Irvine, California 92614

  Re:
  Edwards Lifesciences Corporation
   Registration Statement on Form S-3ASR

Ladies and Gentlemen:

        We refer to the Registration Statement on Form S-3ASR (the "Registration Statement") being filed by Edwards Lifesciences Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of an unlimited amount of: (i) debt securities of the Company, which may be unsecured senior debt securities, unsecured senior subordinated debt securities and/or unsecured subordinated debt securities (the "Debt Securities"); (ii) shares of the Company's preferred stock, par value $0.01 per share (the "Preferred Stock"), which may be represented by depository shares (the "Depositary Shares"); (iii) shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), together with the associated rights to purchase shares of the Company's Series A Preferred Stock (the "Rights"); (iv) warrants to purchase Debt Securities, Preferred Stock, Depositary Shares or Common Stock (the "Warrants"); (v) stock purchase contracts (the "Stock Purchase Contracts"); and (vi) stock purchase units (the "Stock Purchase Units" and, together with the Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Warrants, and Stock Purchase Contracts, the "Securities"), in each case in amounts, at prices and on terms to be determined at the time of an offering.

        Unless otherwise specified in the applicable prospectus supplement, the Debt Securities will be issued under one or more indentures (the "Indenture"), between the Company and a trustee (the "Trustee"), substantially in one of the forms filed as exhibits to the Registration Statement. The terms of the Rights are set forth in the Rights Agreement, dated as of March 31, 2000 (the "Rights Agreement"), between the Company and Equiserve Trust Company, N.A.

        This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

        In rendering the opinions expressed below, we have examined and relied upon a copy of the Registration Statement and the exhibits filed therewith. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves to such matters of fact, as we have considered relevant and necessary as a basis for this letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.

        Based on the foregoing, and subject to the qualifications and limitations set forth below, we are of the opinion that:

          1.     Each series of Debt Securities covered by the Registration Statement will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms when: (i) the Registration Statement shall have become effective under the Securities Act and the Indenture (including any necessary supplemental indenture) shall have been qualified under the Trust Indenture Act of 1939, as amended; (ii) a prospectus supplement with respect to such series of Debt Securities shall have been filed with the SEC in compliance with the

  Securities Act and the rules and regulations thereunder; (iii) the Board of Directors of the Company (the "Board") or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the execution and delivery of the Indenture under which such series of Debt Securities will be issued and the issuance and sale of such series of Debt Securities as contemplated by the Registration Statement and the Indenture; (iv) the Indenture (including any necessary supplemental indenture) shall have been executed and delivered by the Company and the Trustee; (v) the terms of such series of Debt Securities shall have been established and approved in accordance with resolutions adopted by the Board or a duly authorized committee thereof, as contemplated by the Registration Statement and the Indenture; and (v) such series of Debt Securities shall have been duly executed by the Company and authenticated by the Trustee as provided in the Indentures and such resolutions and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor.

          2.     The issuance and sale of each series of Preferred Stock covered by the Registration Statement will be duly authorized, and each share of such series of Preferred Stock will be legally issued, fully paid and nonassessable when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such series of Preferred Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Restated Certificate of Incorporation of the Company (the "Charter") establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Stock and authorizing the issuance and sale of such series of Preferred Stock; (iv) the Company shall have filed with the Secretary of State of the State of Delaware a Certificate of Designations duly executed on behalf of the Company with respect to such series of Preferred Stock in conformity with the Charter and such final resolutions; and (v) certificates representing such series of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor (which shall be in an amount at least equal to the par value of the shares being issued and sold).

          3.     The Depositary Shares will be legally issued and entitle the holders thereof to the rights specified in the Depositary Shares and the deposit agreement relating to the Depositary Shares when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the Depositary Shares and the series of Preferred Stock underlying such Depositary Shares shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a deposit agreement relating to such Depositary Shares (a "Deposit Agreement") shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the preferred stock depository named in the Deposit Agreement; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter establishing the designations, preferences, rights, qualifications, limitations or restrictions of the series of Preferred Stock underlying the Depositary Shares and authorizing the issuance and sale of such series of Preferred Stock; (v) the Company shall have filed with the Secretary of State of the State of Delaware a Certificate of Designations duly executed on behalf of the Company with respect to the series of Preferred Stock underlying the Depositary Shares in conformity with the Charter and such final resolutions; (vi) certificates representing such series of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered to the preferred stock depository; and (vii) the depository receipts evidencing Depositary Shares shall have been duly executed and delivered by the preferred stock depository in the manner set forth in the Deposit Agreement and in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor (which shall be in an amount at least equal to the par value of the shares of Preferred Stock represented by the Depositary Shares being issued and sold).

          4.     With respect to an offering of shares of Common Stock covered by the Registration Statement, such shares of Common Stock will be legally issued, fully paid and nonassessable when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such shares of Common Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter authorizing the issuance and sale of such shares of Common Stock; and (iv) certificates representing such shares of Common Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor (which shall be in an amount at least equal to the par value of the shares of Common Stock being issued and sold).

          5.     The Rights, if any, associated with the shares of Common Stock covered by the Registration Statement will be legally issued when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such shares of Common Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) such Rights shall have been duly issued in accordance with the terms of the Rights Agreement; (ii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter authorizing the issuance and sale of such shares of Common Stock; and (v) certificates representing such shares of Common Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor (which shall be in an amount at least equal to the par value of the shares of Common Stock being issued and sold).

          6.     Each issue of Warrants will be legally issued and binding obligations of the Company enforceable against the Company in accordance with their terms when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such issue of Warrants and the Common Stock, series of Preferred Stock, Depositary Shares or Debt Securities issuable upon exercise of such Warrants shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a warrant agreement (the "Warrant Agreement") relating to such issue of Warrants shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the warrant agent named in the Warrant Agreement; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter authorizing the execution and delivery of the Warrant Agreement and the issuance and sale of such issue of Warrants and the Common Stock, series of Preferred Stock, Depositary Shares or Debt Securities issuable upon exercise of such Warrants; (v) if such Warrants are exercisable for Common Stock, the actions described in paragraph 4 above have been taken; (vi) if such Warrants are exercisable for Preferred Stock, the actions described in paragraph 2 above have been taken; (vii) if Warrants are exercisable for Depositary Shares, the actions described in paragraph 3 above have been taken; (viii) if such Warrants are exercisable for Debt Securities, the actions described in paragraph 1 above have been taken; and (ix) certificates representing such issue of Warrants shall have been duly executed, countersigned and issued in accordance with such Warrant Agreement and such final resolutions and shall have been delivered in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor.

          7.     The Stock Purchase Contracts and/or the Stock Purchase Units will be legally issued and binding obligations of the Company enforceable against the Company in accordance with their terms when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Stock Purchase Contracts and/or Stock Purchase Units shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) such Stock Purchase Contracts and/or Stock Purchase Units shall have been duly authorized, executed and delivered by the parties thereto; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter authorizing the execution, delivery, issuance and sale of such Stock Purchase Contracts and/or Stock Purchase Units; (v) if such Stock Purchase Contracts and/or Stock Purchase Units relate to the issuance and sale of Common Stock, the actions described in paragraph 4 above have been taken; (vi) if such Stock Purchase Contracts and/or Stock Purchase Units relate to the issuance and sale of Preferred Stock, the actions described in paragraph 2 above have been taken; and (vii) if such Stock Purchase Units relate to the issuance and sale of Debt Securities, the actions described in paragraph 1 above have been taken.

        The opinions in paragraphs 1, 3, 6, and 7 above are qualified to the extent that the enforcement of the Debt Securities, the Indenture, the Depositary Shares and related Deposit Agreement, the Warrants and related Warrant Agreement, the Stock Purchase Contracts and the Stock Purchase Units may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, and further to the extent the enforcement of any Debt Securities denominated in currency other than United States dollars may be limited by requirements that a claim (or a foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

        For the purposes of this letter, we have assumed that, at the time of the issuance, sale and delivery of each series of Debt Securities, each share of Preferred Stock, each issue of Depositary Shares, each share of Common Stock, each issue of Warrants and each Stock Purchase Contract and/or Stock Purchase Unit, as the case may be: (i) any Securities being offered will be issued and sold as contemplated in the Registration Statement or a prospectus supplement relating thereto; (ii) the terms of any Security (other than Common Stock) will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (iii) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (iv) in the case of the issue of Depositary Shares, the terms and conditions of the Depositary Shares and the underlying Preferred Stock and the related Deposit Agreement will be expressly as contemplated in the prospectus supplement relating thereto; (v) in the case of the issue of Warrants, the terms and conditions of the Warrants and the related Warrant Agreement will be expressly as contemplated in the prospectus supplement relating thereto; (vi) in the case of the issue of the Debt Securities, the forms of Indenture will not have been modified or amended; and (vii) the Charter and the By-Laws of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect. We have further assumed that each Warrant Agreement, each Deposit Agreement, each Stock Purchase Contract and each Stock Purchase Unit will be governed by the laws of the State of New York. With respect to any instrument or agreement executed or to be executed by any party, we have assumed, to the extent relevant to the opinions set forth herein, that (i) such party (if not a natural person) has been duly formed or organized and is validly existing and in good standing under the laws of its jurisdiction of formation or organization and (ii) such party has full right, power and authority to execute, deliver and perform its obligations under each instrument or agreement to which it is a party and each such instrument or agreement has been duly authorized (if applicable), executed and delivered by, and is a valid, binding and enforceable agreement or obligation, as the case may be, of such party.

        This letter is limited to the laws of the Federal laws of the United States of America, the laws of the State of Illinois and the State of New York and the General Corporation Law of the State of Delaware.

        We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations promulgated thereunder.

                      Very truly yours,

                      /s/ Sidley Austin LLP

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  Exhibit 5.1